Exhibit 99.1

Picard Medical / SynCardia Reports Revenue Growth
Based on Top-line Results for the First Quarter 2026

– Growth driven by increased U.S. demand and pricing –

TUCSON, Ariz., April 22, 2026 — Picard Medical, Inc. (NYSE American: PMI) (“Picard Medical” or the “Company”), parent company of SynCardia Systems, LLC, (“SynCardia”) maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced preliminary, unaudited top-line revenues for the first quarter ended March 31, 2026.

Revenue rose 79.9% to $1.1 million for the three months ended March 31, 2026, from $0.6 million for the three months ended March 31, 2025, reflecting higher utilization of the SynCardia Total Artificial Heart (“STAH”) and increased driver rental income.

Growth was driven by higher STAH sales, which was due to favorable reimbursement and economic conditions in the United States. The Company also implemented pricing adjustments for its driver rental program during the quarter, contributing to higher recurring revenue.

Patrick NJ Schnegelsberg, Chief Executive Officer of Picard Medical, said, “Our preliminary revenue growth reflects progress across our commercial and operational initiatives, as well as increased utilization of our total artificial heart as a bridge to transplant. We remain focused on expanding patient access, supporting clinical partners, and advancing development of our next generation fully implantable total artificial heart platform.”

The revenue information in this release constitutes selected preliminary, unaudited financial data based on information available as of the date hereof and remains subject to the completion of the Company’s quarter-end financial close process and review. The Company’s independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to this preliminary financial data. Actual results may differ materially from these preliminary estimates.

Picard Medical expects to file its full financial results in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on or before May 15, 2026, and investors should review those materials for a comprehensive presentation of the Company’s results of operations and financial condition.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the STAH is the most widely used and extensively studied artificial heart in the world. For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements can often be identified by words such as “remain,” “expand,” “expect” and “advance,” and similar expressions, and variations or negatives of these words. These statements include, but are not limited to, statements regarding the Company’s financial condition, future operating results, expectations for growth, expanding patient access, supporting clinical partners, and advancing development of our next generation fully implantable total artificial heart platform. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Additional information about the Company, including risk factors that may affect the Company’s business, financial condition, and results of operations, is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available free of charge on the SEC’s website at http://www.sec.gov and on the Company’s investor relations website at https://picardmedical.com/.

Contact:

Investors

Eric Ribner

Managing Director

LifeSci Advisors LLC eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC IR@picardmedical.com

General/Media

Brittany Lanza blanza@syncardia.com